UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

Triple Crown Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725A Old Norcross Road, Lawrenceville, GA	30045
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (770) 338-7351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2009, Triple Crown Media, Inc. (the “Company”) entered into Amendment No. 5 to its Second Lien Senior Secured Credit Agreement and Note by and among Triple Crown Media, LLC as Borrower; the Company as Parent and Guarantor; Wilmingto Trust FSB as Administrative Agent and Collateral Agent; BR Acquisition Corp., BR Holding, Inc., DataSouth Computer Corporation, Gray Publishing, LLC and Capital Sports Properties, Inc. as Guarantors; Wachovia Bank, National Association, as administrative agent for lenders party to the First Lien Facilities; and Global Leveraged Capital Credit Opportunity Fund I, GoldenTree 2004 Trust, GoldenTree Capital Solutions Fund Financing, GoldenTree Capital Solutions Offshore Fund Financing, GoldenTree Capital Opportunities, LP, GoldenTree MultiStrategy Financing, Ltd., Greyrock CDO, Ltd., Landmark III CDO Limited, Landmark IV CDO Limited, Landmark V CDO Limited, Landmark VI CDO Limited, and Landmark VII CDO Limited as Lenders (the “Amendment to Second Lien”). Pursuant to the Amendment to the Second Lien, the Company was required (among other things) to take certain action within one hundred twenty (120) days after the effective date of the amendment, including without limitation, the issuance of certain warrants to the lenders under the Second Lien Credit Agreement, the execution of certain equity agreements with management, and steps necessary to result in the Company no longer being required to file periodic reports with the SEC under the Securities and Exchange Act of 1934.

The Company subsequently entered into agreements with the lenders under the Second Lien Credit Agreement extending the deadline for the Company to comply with the requirements of Sections 8-10 of the Amendment to the Second Lien through August 18, 2009. On August 18, 2009, the Company entered into an agreement further extending this deadline until the earliest to occur of (i) September 8, 2009 at 6:00 p.m. (EST); (ii) the filing by the Borrower of a petition for relief under Chapter 11 of the United States Bankruptcy Code; and (iii) 24 hours after delivery to Borrower of a notice terminating the agreement by the Administrative Agent or the lenders. This extension was granted in consideration for the Company’s agreement to continue its ongoing discussions with the lenders regarding strategic alternatives that may be available to the Company, including a possible capital restructuring (“Restructuring”). The Company is currently engaged in discussions with its lenders regarding a possible Restructuring and has, pursuant to this Agreement, agreed to coordinate certain matters relating to a possible Restructuring with its lenders. On September 4, 2009, this deadline was further extended until the earliest to occur of (i) September 15, 2009 at noon (EST); (ii) the filing by the Borrower of a petition for relief under Chapter 11 of the United States Bankruptcy Code; and (iii) 24 hours after delivery to Borrower of a notice terminating the agreement by the Administrative Agent or the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.

Date: September 8, 2009

	By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Executive Vice President and Chief Financial Officer